Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements of Viking Systems, Inc. (the “Company”) on Form S-8 (File No. 333-164375 and 333-150912) of our report dated February 22, 2010, relating to the financial statements of the Company as of and for the years ended December 31, 2009 and 2008, included in its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on February 22, 2010.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
February 22, 2010